Exhibit 10.14
                                                                   -------------








                                CHANGE IN CONTROL
                               SEVERANCE AGREEMENT



                                 by and between


                           MAXCOR FINANCIAL GROUP INC.




                                       and



                               Robin Adrian Clark

                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                     PAGE
-------                                                                     ----

1.       Term.................................................................1

2.       Definitions..........................................................2
         (a)   Disability.....................................................2
         (b)   Cause..........................................................2
         (c)   Good Reason....................................................2
         (d)   Change in Control..............................................4

3.       Compensation upon Termination or During Disability...................5
         (a)   By the Venture without Cause or by the Executive
               for Good Reason................................................5

4.       Mitigation...........................................................6

5.       Confidential Information; Noncompetition Requirement.................6
         (a)   Confidential Information.......................................6
         (b)   Noncompetition Requirement.....................................6
         (c)   Salary and Bonus Continuation..................................7
         (d)   Injunctive Relief..............................................7

6.       Indemnification; Legal Fees..........................................7

7.       Successors; Binding Agreement........................................8
         (a)   Company's Successors...........................................8
         (b)   Executive's Successors.........................................8

8.       Notice...............................................................8

9.       Governing Law and Exclusive Jurisdiction.............................9

10.      Miscellaneous........................................................9

11.      Validity.............................................................9

12.      Counterparts........................................................10

13.      Entire Agreement....................................................10

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                      CHANGE IN CONTROL SEVERANCE AGREEMENT

         CHANGE IN CONTROL SEVERANCE AGREEMENT, dated as of October 1, 2002 (this "Agreement"), by and between Robin Adrian Clark (the "Executive") and Maxcor Financial Group Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company currently indirectly owns one hundred percent of Euro Brokers Holdings Limited ("EBHL"), which, in turn, currently directly owns fifty percent of Euro Brokers Finacor Limited (the "Venture");

         WHEREAS, the Executive is currently employed by the Venture and furnishes services to the Venture as Joint Managing Director of the Venture pursuant to the terms of an employment agreement with the Venture made as of October 1, 2000 (the "UK 2000 Agreement");

         WHEREAS, the Executive additionally serves as Chief Executive Officer of EBHL and as a director of the Company and, in view of his responsibility for managing the Company's London operations, is currently deemed to be an executive officer of the Company;

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control; and

         WHEREAS, concurrently with the execution of this Agreement and in consideration of the benefits he is receiving hereunder, the Executive is executing an amendment to the UK 2000 Agreement that, among other things, extends the term thereof and modifies a change of control provision contained therein (the "UK 2000 Agreement, as so amended, the "UK Agreement");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

         1. TERM The term of this Agreement (the "Term") shall commence on the date first written above (the "Commencement Date"), and shall continue in effect through October 1, 2006 or, if shorter or longer, the term of employment of the Executive pursuant to the UK Agreement.

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         2.    Definitions
               -----------

               (a) DISABILITY Disability shall be deemed the reason for the termination by EBHL or the Venture of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties with EBHL or the Venture for the entire period of six consecutive months, and within thirty
(30) days after written notice of termination is given shall not have returned to the performance of his duties with EBHL or the Venture on a full-time basis.

               (b) CAUSE For purposes of this Agreement, EBHL or the Venture shall be deemed to have terminated the Executive's employment for "Cause" if EBHL or the Venture terminates his employment following any of the following events:

                      (i) the conviction of the Executive for the commission of a felony; or

                      (ii) the willful and continuing failure by the Executive to substantially perform his duties with EBHL or the Venture (other than such failure resulting from the Executive's incapacity due to physical or mental illness or subsequent to the issuance of a written notice of termination by the Executive for Good Reason) after demand for substantial performance is delivered by EBHL or the Venture in writing that specifically identifies the manner in which EBHL or the Venture believes the Executive has not substantially performed his duties; or

                      (iii) the willful misconduct by the Executive (including, but not limited to, breach by the Executive of the confidentiality or non-competition provisions of the UK Agreement) that is demonstrably and materially injurious to EBHL, the Venture or the Company or its other subsidiaries, whether monetarily or otherwise.

For purposes of this Section 2(b), no act or failure to act on the Executive's part shall be considered "willful" unless done or failed to be done by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interest of EBHL, the Venture or the Company.

               (c) GOOD REASON For purposes of this Agreement, the Executive shall be deemed to have terminated his employment for "Good Reason" if the Executive terminates his employment with the Venture following any of the following events that occur following a Change in Control and without the written consent of the Executive and that has not been fully cured within ten
(10) days after written notice thereof has been given by the Executive to the Venture and the Company:

                      (i) the assignment to the Executive of any duties inconsistent with the Executive's status as Joint Managing Director of Venture or a substantial adverse alteration in the nature of the Executive's responsibilities from those in effect immediately prior to the Change in Control, including, without limitation, the Executive being required to report to anyone other than the Board of Directors of the Venture and/or EBHL, or the Board or Chairman of the Company;

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                      (ii)   a reduction by the Venture in the Executive's base
         salary as in effect immediately prior to the Change in Control;

                      (iii) the relocation of the Executive's principal place of employment to a location outside of London, England;

                      (iv) the failure by the Venture to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Venture within fifteen (15) days of the date such compensation is due;

                      (v) the failure by the Venture or the Company to provide the Executive with compensation plans which, in the aggregate, provides the Executive with substantially comparable compensation opportunities to those compensation opportunities for which the Executive was eligible immediately prior to the Change in Control;

                      (vi) the failure by the Venture to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Venture's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Venture which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material perquisite or other fringe benefit, or secretarial service and office space at the level, enjoyed by the Executive at the time of the Change in Control;

                      (vii) any material breach by the Venture of the UK Agreement, including, but not limited to, a purported termination of the Executive's employment thereunder which is not effected in accordance with the terms thereof (and, for purposes of this Agreement, no such purported termination shall be effective); or

                      (viii) the failure of a successor to the Company to expressly assume and agree to perform this Agreement pursuant to
         Section 7(a) hereof.

The Executive's right hereunder to have his termination of employment deemed to be for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For the avoidance of doubt, a termination by the Executive of his employment pursuant to Clause 2.2 of the UK Agreement upon a change of control (as defined in Clause 2.3 of the UK Agreement) of the Venture (an "Early Termination") shall not be deemed to be a termination for Good Reason.

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               (d)    CHANGE IN CONTROL A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                      (i) any Person is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) or (C) of paragraph (iii) below; or

                      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Commencement Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Commencement Date or whose appointment, election or nomination for election was previously so approved or recommended; or

                      (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company's then outstanding securities, or (C) a merger or consolidation which would result in any individual, entity or group which includes, is affiliated with or is wholly or partly controlled by the Chief Executive Officer of the Company (the "Chief Executive Officer") being the Beneficial Owner of at least 50% of the combined voting power of the voting securities of the Company, the entity surviving such merger of consolidation or any parent thereof outstanding immediately after such merger or consolidation; or

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

                      (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               For purposes of this Section 2(d), "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or
(v) any individual, entity or group which includes, is affiliated with or is wholly or party controlled by the Chief Executive Officer of the Company.

         3.    Compensation upon Termination or During Disability.
               --------------------------------------------------

               (a) BY THE VENTURE WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON If during the Term and following a Change in Control the Executive's employment is terminated by the Venture other than for Cause or Disability or by the Executive for Good Reason, then --

                      (i) the Company shall, within five (5) days following the date of termination, pay or cause to be paid to the Executive, in an undiscounted cash lump sum, an amount equal to two (2) times the sum of base salary (at the rate in effect immediately prior to the occurrence of the circumstance giving rise to the notice of termination) and the highest bonus (annualized if paid for less than a full year) awarded in respect of any bonus period falling entirely within the twenty-four month period preceding the Change in Control or the date of termination of the Executive's employment, whichever resulting bonus is greater, provided that, solely for purposes of this
         Section 3(a)(i), such annualized bonus shall not be less than (pound)350,000; and

                      (ii) the Company or a subsidiary thereof shall maintain in full force and effect, for the continued benefit of the Executive and his dependents for the greater of two years or the remainder of the Term, all medical, dental and life insurance benefit plans and programs in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued

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         participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially similar to those which the Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred; and

                      (iii) the Executive shall be deemed to continue as an employee of the Venture during the remainder of the Term for purposes of the exercise and/or vesting of outstanding stock and stock option awards and cash incentive awards of the Company.

         4. MITIGATION The Executive shall not be required to mitigate the amount of any payment provided for the Executive by seeking other employment or otherwise, nor, except as is hereinafter specifically provided in this Section 4, shall the amount of any payment or benefit provided for the Executive hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or the Venture or otherwise. To the extent that the Executive, during the relevant period described in Section 3(a)(ii) hereof, shall receive from a subsequent employer benefits similar to those to be provided under Section 3(a)(ii), the benefits to be provided under the provisions of said Section shall be correspondingly reduced.

         5.    Confidential Information; Noncompetition Requirement.
               ----------------------------------------------------

               (a) CONFIDENTIAL INFORMATION The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets and confidential information relating to the Venture, EBHL, the Company and its businesses, which shall have been obtained by the Executive during the Executive's employment by the Venture or EBHL and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets or information to anyone other than the Company and those designated by the Company. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 5(a).

               (b) NONCOMPETITION REQUIREMENT During (1) the Term, (2) a period of six (6) months following a termination of the Executive's employment by the Venture for Cause or by the Executive other than either for Good Reason or pursuant to an Early Termination (if the Company so requests, notifies and pays or causes to be paid the Executive as provided in Section 5(c) below) and
(3) on or after a Change in Control, a period of six (6) months following a termination of the Executive's employment by the Executive for Good Reason, the Executive agrees that, without the prior written consent of the Company, he shall not, directly or indirectly, with or without pay, either as an employee,

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employer, consultant, agent, principal, partner, stockholder, corporate officer, director, manager, investor, lender, advisor, owner, associate or in any other individual or representative capacity, (i) solicit, entice, encourage or otherwise attempt to procure or service by telephone or otherwise accounts from any customers (determined as of the date of termination) of the Venture or EBHL that is directly competitive (a "Competitive Business") with the business in which the Venture, EBHL or the Company is then engaged (the "Business"), (ii) solicit, entice or encourage any employee (determined as of the date of termination) of the Venture, EBHL or the Company or another subsidiary thereof to terminate such employee's employment in order to work in a Competitive Business, or (iii) upon the written request of the Company, directly engage or participate in any Competitive Business located in London, New York, Geneva or Tokyo; provided, however, that (x) trading by the Executive for his own benefit or in proprietary accounts shall not constitute a Competitive Business and (y) the Executive may engage or participate in a business which has a Competitive Business as a component or portion thereof if the Executive is segregated from and otherwise entirely walled away from engaging or participating in such Competitive Business.

               (c) SALARY AND BONUS CONTINUATION Following a termination of the Executive's employment by the Venture for Cause or by the Executive other than either for Good Reason or pursuant to an Early Termination, the Company may elect, by written notice given to the Executive within 7 days of such notice of termination, to require the Executive to perform the covenants provided in subsection (b) of this Section 5 during the six-month period following the effectiveness of such termination. As additional consideration for the Executive's performance of such covenants during such period, but only for so long as the Executive shall continue to perform such covenants, the Company shall pay or cause to be paid the Executive for each month during such six-month period an amount equal to one-twelfth (1/12th) of the Executive's base salary with the Venture immediately prior to such termination. It is agreed and understood that such payment, together with the other benefits under this Agreement, constitutes full and fair consideration to the Executive for observance of such covenants.

               (d) INJUNCTIVE RELIEF In the event of a breach or threatened breach of subsections (a), (b) or (c) of this Section 5, the Executive agrees that the Venture and the Company shall each be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

         6. INDEMNIFICATION; LEGAL FEES The Company shall pay as incurred all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of his employment or in seeking in good faith to obtain or enforce any right or benefit provided by this Agreement. Such payments shall be made within five (5) business days after delivery of the Executive's written request for payments accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. Any termination of the Executive's employment with the Venture or of this Agreement shall have no effect on the continuing operation of this Section 6.

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         7.    Successors; Binding Agreement.
               -----------------------------

               (a) COMPANY'S SUCCESSORS The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if the Venture had terminated his employment other than for Cause. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) EXECUTIVE'S SUCCESSORS This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         8. NOTICE For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         Robin Adrian Clark
         1 Ottley Place
         Margaretting Essex CM4 9QE

         With a copy to the Executive in care of the offices of the Venture.

         If to the Venture:

         Euro Brokers Finacor Limited
         133 Houndsditch
         London EC3A 7AJ

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         If to the Company:

         Maxcor Financial Group Inc.
         One New York Plaza, 16th Floor
         New York, New York 10292
         Attn: Chairman


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. GOVERNING LAW AND EXCLUSIVE JURISDICTION THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. With respect to any claims, disputes or controversies arising from or related to this Agreement, including, but not limited to, the negotiation, interpretation, performance, termination or breach hereof, each of the parties hereto hereby submits to the exclusive jurisdiction of the courts of New York State in and for New York County and/or any Federal court held therein. Each party hereby irrevocably consents to the exercise of personal jurisdiction over such party by such courts, agrees that venue shall be proper in such courts and irrevocably waives and releases any and all defenses in such courts based on lack of personal jurisdiction, improper venue and/or forum non conveniens.

         10. MISCELLANEOUS No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and an authorized officer of the Company (other than the Executive). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be binding on all successors to the Company. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company and the Executive under this Section 10 and Sections 3, 4, 5, 6, 7 and 9 hereof shall survive the expiration of the term of or the termination of this Agreement. The compensation and benefits payable to the Executive under this Agreement shall be in lieu of any other severance benefits to which the Executive may otherwise be entitled upon his termination of employment under any severance plan, program, policy or arrangement of the Company.

         11. VALIDITY The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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         12.   COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         13. ENTIRE AGREEMENT This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                       MAXCOR FINANCIAL GROUP INC.



                                       By: /s/ GILBERT D. SCHARF
                                           -------------------------------------
                                           Name:   Gilbert D. Scharf
                                           Title:  Chief Executive Officer



                                           /s/ ROBIN ADRIAN CLARK
                                           -------------------------------------
                                           Robin Adrian Clark


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